                                                                   Exhibit 4(c)


                        FIRST AMENDMENT TO LOAN AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AGREEMENT ("Amendment") is made as of the 26th day of September, 1997, by and between MPW Industrial Services, Inc. ("MPW Inc."), MPW Industrial Services, LTD. ("MPW LTD."), MPW Management Services Corp. ("MPW Corp.") , Weston Engineering, Inc. ("Weston"), Pro Kleen Industrial Services, Inc. ("Pro Kleen"), and Aquatech Environmental, Inc. ("Aquatech") (MPW Inc., MPW LTD., MPW Corp., Weston, Pro Kleen and Aquatech jointly and severally the "Borrowers") ( MPW Inc., MPW LTD., MPW Corp., Weston, and Aquatech jointly and severally the "Companies") and Bank One, NA, successor by merger to Bank One, Columbus, NA, 100 East Broad Street, Columbus, Ohio 43271 ("Bank One").

         WHEREAS, the Borrowers and Bank One entered into a Loan Agreement dated as of June 30, 1996 (the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

         2. Section 2.1.1 of the Credit Agreement is hereby amended and restated to read as follows:

         2.1.1 AVAILABILITY. At any time, the "Revolving Credit Commitment" shall be an amount equal to Twelve Million Dollars ($12,000,000.00) less the aggregate stated amounts of any outstanding Letter(s) of Credit, provided, however, that upon any draws under any Letter(s) of Credit, Bank One may treat such draw as a request for a Variable Rate Loan so long as the Revolving Credit Commitment is not thereby exceeded. The Revolving Credit Commitment shall be available to the Company, subject to the limitations herein, in whole or in part and from time to time until December 31, 1998, and any amounts borrowed may be repaid in whole or in part and reborrowed until such date. Each borrowing under the Revolving Credit Commitment, except as otherwise provided in Section 2.2.1, shall be in an amount not less than $1,000 or any larger amount which is an integral multiple of $1,000 (a "Revolving Credit Loan"); provided, however, any Revolving Credit Loan in the form of a Eurodollar Rate Loan shall be in an amount not less than $500,000 or any larger amount which is an integral multiple of $100,000.


         3. Section 2.1.4 of the Credit Agreement is hereby amended and restated to read as follows:

         2.1.4 COMMITMENT FEES. Borrowers shall pay to Bank One a Commitment Fee (the "Commitment Fee") based on the daily average amount of the Revolving Credit Commitment not drawn down in Revolving Credit Loans (the "Unused Commitment") for the period beginning with the date hereof and ending December 31, 1998 or on the sooner termination in full of the Revolving Credit Commitment. The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December and when the Revolving Credit Commitment is fully terminated, on the date of such termination. The amount of the Commitment Fee shall be equal to one-quarter percent (1/4%) per annum of the Unused Commitment (computed on the basis of the actual number of days elapsed over a Business Year).

         4. Section 2.2.1 of the Credit Agreement is hereby amended and restated to read as follows:

         2.2.1 LETTER OF CREDIT COMMITMENT. Any authorized signer of Borrowers may request that Bank One issue a letter or letters of credit in an aggregate undrawn amount of the Revolving Credit Commitment up to a maximum of Three Million Dollars ($3,000,000.00) (including the existing letters of credit set forth on Exhibit 2.2 prior to their expiration) from time to time for the benefit of Borrowers (the "Letter of Credit Commitment"). The Letter of Credit Commitment shall be available to the Borrowers subject to the limitations herein, in whole or in part and from time to time until December 31, 1998; provided that the termination date of any such Letter(s) of Credit shall be no later than December 31, 2003.

         5. Section 2.2.2 of the Credit Agreement is hereby amended and restated to read as follows:

         2.2.2 REIMBURSEMENT. Borrowers agree that, at the sole discretion of Bank One, whenever amounts become due to Bank One from Borrowers for reimbursement of any draws under any Letter(s) of Credit, Bank One may (but shall not be obligated to) treat such event as a request for a Variable Rate Loan under this Agreement and directly apply the proceeds of such Variable Rate Loan to the payment of the then outstanding reimbursement obligations of Borrowers for draws under such Letter(s) of Credit. Any amounts which are drawn under any Letter(s) of Credit after December 31, 1998 shall be payable by Borrowers immediately and shall not become a Variable Rate Loan since the Revolving Credit Commitment shall have matured.

         6. Section 2.3.1 of the Credit Agreement is hereby amended and restated to read as follows:

         2.3.1 CONVERSION. Provided no Default or Event of Default then exists, Borrowers may, on or before December 31, 1998, exchange the Revolving Credit Note for a note having a principal amount equal to the then unpaid principal balance of the Revolving Credit Loans (the "Conversion Option Loan") and the Revolving Credit Note will thereafter be cancelled and the Revolving Credit Commitment terminated.

         7. The definition of the term "Interest Period" in Section 10.1 of the Credit Agreement is hereby amended and restated to read as follows:

         "Interest Period" with respect to any Eurodollar Rate Loan or Term Loan bearing interest at an Adjusted Eurodollar Rate, means:

         (a) Initially, the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to a Eurodollar Rate Loan or the Effective Date with respect to a Term Loan bearing interest at an Adjusted Eurodollar Rate and ending one month, two months, three months, six months or one year thereafter as selected by Borrowers in their notice of borrowing as provided in Sections 4.1.1 and 4.2.1, as applicable, or its notice of conversion as provided in Section 4.1.1.; and

         (b) Thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan or Term Loan bearing interest at an Adjusted Eurodollar Rate and ending one month, two months, three months, six months or one year thereafter as selected by Borrowers by irrevocable notice to Bank One pursuant to
         Section 4.1.1 or Section 4.2.1, as applicable, not later than 10:30 a.m. Columbus, Ohio time on the Eurodollar Banking Day immediately prior to the last day of the then current Interest Period with respect to such Eurodollar Rate Loan or Term Loan bearing interest at an Adjusted Eurodollar Rate; provided that the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) If any Interest Period would otherwise end on a day which is not a Eurodollar Banking Day, that Interest Period shall be extended to the next succeeding Eurodollar

                  Banking Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Banking Day;

                  (ii) No Interest Period with respect to a Eurodollar Rate Loan may end after December 31, 1998 and no Interest Period with respect to a Term Loan bearing interest at an Adjusted Eurodollar Rate may end after December 31, 2003;

                  (iii) If Borrowers shall fail to give the applicable notice as provided above in clause (b), Borrowers shall be deemed to have selected a conversion of a Eurodollar Rate Loan into a Variable Rate Loan as provided in Section 4.1.1 hereof or to have such portion of Term Loan bear interest at the Variable Rate as provided in Section 4.2.1 hereof;

                  (iv) Any Interest Period that begins on the last day of a calendar month (Or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Banking Day of a calendar month; and

                  (v) The Company shall select Interest Periods so as not to require a prepayment (to the extent practicable) or a scheduled payment of a Eurodollar Rate Loan or a Term Loan bearing interest at an Adjusted Eurodollar Rate during an Interest Period for such Eurodollar Rate Loan or Term Loan.

         8. Exhibits 2.1.3 and 2.3.2 of the Credit Agreement are hereby amended and restated to read as set forth in Exhibits 2.1.3A and 2.3.2A attached to this Amendment. Borrowers shall execute and deliver to Bank One amended and restated promissory notes in the form of Exhibits 2.1.3A and 2.3.2A attached to this Amendment.

         9. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute an Event of Default under the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an Event of Default under the Credit Agreement.

         10. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by Bank One in connection with this Amendment, including legal fees incurred by Bank One in the preparation, consummation, administration and enforcement of this Amendment.

         11. This Amendment shall become effective only after it is fully executed by the Borrower and Bank One. Except as amended by this Amendment, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         12. This Amendment is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Credit Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Credit Agreement or release any owner of collateral securing the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Borrower acknowledges that as of the date of this Amendment it has no offsets with respect to all amounts owed by Borrower to Bank and Borrower waives and releases all claims which it may have against Bank arising under the Credit Agreement on or prior to the date of this Amendment.

         13. The Borrower acknowledges and agrees that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement; The Borrower hereby specifically ratifies and affirms the terms and provisions of the Credit Agreement. Borrower releases Bank from any and all claims which may have arisen, known or unknown, in connection with the Credit Agreement on or prior to the date hereof. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on Bank One's part to grant other or future amendments, should any be requested.

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.


MPW Industrial Services, Inc.            Bank One,  N.A.

By:  /s/ Daniel P. Buettin               By: /s/ Thomas E. Redmond
    -------------------------                -------------------------
Its: Vice President and CFO              Its: Vice President
     ------------------------                 ------------------------
Date: September 26, 1997                 Date: September 26, 1997
      -----------------------                  -----------------------


MPW Industrial Services, LTD.            MPW Management Services Corp.

By: /s/ Daniel P. Buettin                By: /s/ Daniel P. Buettin
    -------------------------                -------------------------
Its: Vice President and CFO              Its: Vice President and CFO
     ------------------------                 ------------------------
Date: September 26, 1997                 Date: September 26, 1997
     -----------------------                  -----------------------


Weston Engineering, Inc.                 Aquatech Environmental Services, Inc.

By: /s/ Daniel P. Buettin                By:
    -------------------------                -------------------------
Its: Vice President and CFO              Its:
     ------------------------                 ------------------------
Date: September 26, 1997                 Date:
      -----------------------                  -----------------------


Pro Kleen Industrial Services, Inc.

By: /s/ Daniel P. Buettin
    -----------------------------
Its: Vice President and Treasurer
     ----------------------------
Date: September 26, 1997
      ---------------------------

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE

$12,000,000                     Columbus, Ohio                September 26, 1997

          On or before December 31, 1998, for value received, the undersigned, jointly and severally, hereby promises to pay to the order of Bank One, NA (the "Lender") or its assigns, as further provided herein, the principal amount of Twelve Million Dollars ($12,000,000) or, if such principal is less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Loan Agreement referred to in Section 1 hereof, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates determined in accordance with the provisions of the Loan Agreement payable quarterly on the last day of each fiscal quarter commencing September 30, 1996 and thereafter, on each December 31, March 31, June 30, and September 30. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the Main Office of the Lender, 100 East Broad Street, Columbus, Ohio.

          Section 1. Loan Agreement. This Revolving Credit Note is the Revolving Credit Note referred to in the Loan Agreement dated as of June 30, 1996 (the "Agreement") between and among the undersigned and the Lender, as the same may be amended, modified or supplemented from time to time, which Agreement, as amended, is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Revolving Credit Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein.

          Section 2. Setoff. Any and all moneys now or at any time hereafter owing to the undersigned from the holder hereof, are hereby pledged for the security of this and all other Indebtedness from the undersigned to the holder hereof, and may, upon the occurrence and during the continuation of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or is to become due, except for (a) funds necessary to cover checks for the payment of taxes or employee contributions in which the undersigned has no beneficial interest issued to third parties prior to the date any setoff is claimed by the Lender and (b) accounts maintained, but not substantially overfunded, for the payment of taxes or employee contributions in which the undersigned has no beneficial interest.


MPW Industrial Services, Inc.

By: /s/ Daniel P. Buettin
    -------------------------
Its: Vice President and CFO
     ------------------------
Date: September 26, 1997
      -----------------------


MPW Industrial Services, LTD.            MPW Management Services Corp.

By: /s/ Daniel P. Buettin                By: /s/ Daniel P. Buettin
    -------------------------                -------------------------
Its: Vice President and CFO              Its: Vice President and CFO
     ------------------------                 ------------------------
Date: September 26, 1997                 Date: September 26, 1997
      -----------------------                  -----------------------

Weston Engineering, Inc.                 Aquatech Environmental Services, Inc.

By: /s/ Daniel P. Buettin                By:
    -------------------------                -------------------------
Its: Vice President and CFO              Its:
     ------------------------                 ------------------------
Date: September 26, 1997                 Date:
      -----------------------                  -----------------------


Pro Kleen Industrial Services, Inc.

By: /s/ Daniel P. Buettin
    -----------------------------
Its: Vice President and Treasurer
     ----------------------------
Date: September 26, 1997
      ---------------------------

                   AMENDED AND RESTATED CONVERSION OPTION NOTE

$__________                     Columbus, Ohio              __________ __, 1997


For value received, the undersigned, jointly and severally, hereby promises to pay to the order of Bank One, NA (the "Lender") or its assigns, as further provided herein, the principal amount of ___________________________ in _______ consecutive quarterly installments of principal in the amounts provided for in
Section 3 hereof, the first of such installment to be due and payable on _____________________, 19___ and the remaining of such installments to be due and payable quarterly on the last day of each March, June, September and December until December 31, 2003 when any remaining unpaid principal and interest shall be paid in full. Interest on the unpaid principal balance hereunder at the rates of interest determined in accordance with the Loan Agreement referred to in Section 1 hereof shall be due and payable quarterly on the last day of each March, June, September, and December commencing on the last day of the quarter in which this Term Note is executed and delivered by the undersigned to the Lender. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the Main Office of the Lender, 100 East Broad Street, Columbus, Ohio.

Section 1. Loan Agreement. This Term Note is the Term Note referred to in the Loan Agreement dated as of June 30, 1996 (the "Agreement") between and among the undersigned and the Lender, as the amended, modified or supplemented from time to time, same may be which Agreement, as amended, is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Term Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments of principal prior to maturity hereof upon the terms, conditions and provisions specified therein.

Section 2. Prepayments. Subject to the provisions of the Agreement, the principal of this Term Note may be prepaid in whole at any time or in part from time to time in any amount, provided that each partial prepayment shall be applied to the principal installments in the inverse order of their respective maturities. Each prepayment shall be accompanied by the payment of accrued interest on the principal so prepaid to the date of such prepayment and such additional amounts as may be due pursuant to the Agreement.

Section 3. Principal Payments. The principal hereof shall be payable in consecutive quarterly installments on the last day of each March, June, September and December, commencing ______________________, 19____ in the amount of $_________________________ until December 31, 2003, at which time all remaining unpaid principal shall be paid in full.

Section 4. Setoff. Any and all moneys now or at any time hereafter owing to the undersigned from the holder hereof, are hereby pledged for the security of this and all other Indebtedness from the undersigned to the holder hereof, and may, upon the occurrence and during the continuation of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or is to become due, except for (a) funds necessary to cover checks for the payment of taxes or employee contributions in which the undersigned has no beneficial interest issued to third parties prior to the date any setoff is claimed by the Lender and (b) accounts maintained, but not substantially overfunded, for the payment of taxes or employee contributions in which the undersigned has no beneficial interest.


MPW Industrial Services, Inc.

By: /s/ Daniel P. Buettin
    -------------------------
Its: Vice President and CFO
     ------------------------
Date: September 26, 1997
      -----------------------


MPW Industrial Services, LTD.            MPW Management Services Corp.

By: /s/ Daniel P. Buettin                By: /s/ Daniel P. Buettin
    -------------------------                -------------------------
Its: Vice President and CFO              Its: Vice President and CFO
     ------------------------                 ------------------------
Date: September 26, 1997                 Date: September 26, 1997
      -----------------------                  -----------------------


Weston Engineering, Inc.                 Aquatech Environmental Services, Inc.

By: /s/ Daniel P. Buettin                By:
    -------------------------                -------------------------
Its: Vice President and CFO              Its:
     ------------------------                 ------------------------
Date: September 26, 1997                 Date:
      -----------------------                  -----------------------


Pro Kleen Industrial Services, Inc.

By: /s/ Daniel P. Buettin
    -----------------------------
Its: Vice President and Treasurer
     ----------------------------
Date: September 26, 1997
      ---------------------------